Exhibit 99.1

                                   Mark Austin

                                      March 27, 2005

The Board of Directors
Xethanol Corporation
1185 Avenue of the Americas, 20th Floor
New York, New York   10036

Gentlemen:

      I hereby resign as a member of the Board of Directors of Xethanol Corporation (the "Company"), effective as of the close of business on March 27, 2005. I agree to remain as a member of the Xethanol's Advisory Committee.

      This resignation is not the result of a disagreement with management regarding the operations, policies or practices of the Company.

                                                     Sincerely yours,

                                                     /s/ Mark Austin

                                                     Mark Austin